Exhibit 3.4
BYLAWS

OF

SERVICE CORPORATION INTERNATIONAL

(Effective as of May 23, 2018)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the date and at the time designated by the Board of Directors for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. The Board of Directors may alter or postpone the time of holding the annual meeting of shareholders as they shall deem advisable.
Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chair of the Board or by the Chief Executive Officer. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.
Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the Chair of the Board, if he or she shall call the meeting; by the Chief Executive Officer, if he or she shall call the meeting; or by the Board of Directors, if they shall call the meeting. Meetings of shareholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.
Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Section 5. Quorum. The holders of a majority of the outstanding stock entitled to vote thereat, and present in person or by proxy, shall constitute a quorum. Once a quorum is constituted, the shareholders present or represented by proxy at any meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum. The Chair of the meeting or the holders of a majority of stock present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.
Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.
Section 7. Votes Required for Action. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter, unless otherwise provided in the restated articles of incorporation. Except as otherwise required by law, the restated articles of incorporation or these bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting.
Section 8. Officers. The Chair of the Board shall preside at each meeting of shareholders, and in the absence of the Chair, the Chief Executive Officer shall preside. In the event that all of the foregoing officers shall be absent, some person appointed by the meeting shall preside. The Secretary shall keep records of each meeting of shareholders, and in the absence of the Secretary, his or her duties shall be performed by some person appointed by the meeting.

Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.
Section 10. Notice of Shareholder Business. Only such business shall be conducted at shareholder meetings and only such persons shall be eligible to serve on the Board of Directors as shall have been brought before the meeting or nominated, as applicable, (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who shall be entitled to vote at such meeting who complies with the notice procedures set forth in this Section 10 and who complies with all other requirements imposed by these Bylaws. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice for nominations or other matters to be considered at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days and not less than 100 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. To be timely, a shareholder’s notice of the nomination of persons for election to the Board of Directors at a special shareholder meeting at which one or more directors is to be elected must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. Notwithstanding anything in this Article I, Section 10 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for election or reelection to the Board of Directors or specifying the size of the increased Board of Directors made by the corporation at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice of nomination shall be timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which public disclosure of such increase in the number of directors to be elected to the Board of Directors is first made by the corporation. In no event shall the public announcement of an adjournment of a shareholder meeting commence a new time period for the giving of timely notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and (e) any such further information as shall be reasonably requested by the corporation. Additionally, a shareholder’s notice of the nomination of persons for election to the Board of Directors shall set forth as to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (b) any such further information as shall be reasonably requested by the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 10. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances. For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.
ARTICLE II
BOARD OF DIRECTORS
Section 1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to restrictions imposed by law, by the restated articles of incorporation, or by these bylaws, the Board of Directors may exercise all the powers of the corporation.
(a)    Number. The Board of Directors shall consist of not less than nine (9) nor more than fifteen (15) Directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided that such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors. Directors need not be shareholders nor residents of Texas.
(b)    Election and Terms. Except as may otherwise be provided pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Article Four of the restated articles of incorporation of the corporation, at each Annual Meeting of Shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified; provided, that any director elected for a longer term before the 2019 Annual Meeting of Shareholders shall hold office for the entire term for which he or she was originally elected and until his or her successor has been elected and qualified.
(c)    Vacancies and Increases of Directors. Any vacancy (other than by an increases in number) in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any directors so elected by the Board of Directors to fill a vacancy shall hold office for the unexpired term of the director whose place he or she has been elected to fill, even though that term may extend beyond the next annual meeting of shareholders. In case of any increase in the number of directors (within the above limits), the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.
Section 2. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.
Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.
Section 4. Election of Officers. The Board of Directors, at its first quarterly meeting of each year or such other time as may be determined by the Board of Directors, shall elect the officers of the corporation. The Board of Directors may elect such officers, including assistant officers and agents, as required by these bylaws and such other officers as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by these bylaws and the Board of Directors.
Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chair of the Board, the Lead Director of the Board, the Chief Executive Officer or a majority of the directors.
Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail or by telegraph at least two (2) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as otherwise required by law, the restated articles of incorporation or these bylaws.
At any meeting at which every director shall be present, even though without any notice, any business may be transacted.
Section 8. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the restated articles of incorporation or by these bylaws.
Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.
At all meetings of the Board of Directors, the (1) Chair of the Board shall preside, and in the absence of the Chair, the (2) Lead Director of the Board shall preside, and in the absence of the Lead Director, the (3) Chief Executive Officer shall preside, and in the absence of the Chief Executive Officer, the (4) chair of the Nominating and Corporate Governance Committee shall preside. In the event that all of the foregoing persons shall be absent, a chair shall be chosen by the Board from among the directors present.

The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.
Section 10. Compensation. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.
Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 12. Executive Committee and other Committees.
(a)    Designation of Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire number of directors, from time to time may designate two or more directors to constitute an Executive Committee. The designation of such Executive Committee, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by law. No member of the Executive Committee shall continue to be a member thereof after he or she ceases to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the function or terminate the existence thereof.

(b)    Powers of the Executive Committee. During intervals between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolutions of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers and authority of the Board of Directors, including, but without limitation, the power to authorize the corporate seal to be affixed to any instruments executed on behalf of the corporation, and the power to authorize the issuance of shares of the corporation's capital stock, except that no such committee shall have the authority of the Board of Directors in reference to amending the restated articles of incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business. Furthermore, in such circumstances, the Executive Committee may not recommend to shareholders a voluntary dissolution of the corporation or a revocation thereof, amend, alter, or repeal the bylaws of the corporation, or adopt new bylaws for the corporation, fill vacancies in or remove members of the Board of Directors or any such committee, elect or remove officers or members of any such committee, fix the compensation of any member of such committee, or alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. All minutes of the meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incomplete action taken by the corporation upon authorization by the Executive Committee prior to the time at which the same has been, or was, submitted to the Board of Directors.
(c)    Procedure; Meetings; Quorum. Unless designated by the Board of Directors, the chair of the Executive Committee shall be chosen by the Executive Committee, and the Secretary of the corporation, if present, shall act as Secretary of the meetings. In the absence of either, the Executive Committee shall appoint a chair or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. The Executive Committee shall fix its own rules of procedure (which need not be written) and shall meet from time to time on call of the Chair of the Board, the Chief Executive Officer or

any two or more members of the Executive Committee. Notice of each such meeting, stating the place, day and hour thereof, shall be mailed, telegraphed or telephoned to each member's business or residential address at least twenty-four (24) hours before the meeting, but need not state the purpose of the meeting. Meetings may be held at any place within or without the State of Texas, specified in the notice of such meeting. Notice of any meeting may be waived in writing, signed by the member or members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any members at a meeting shall constitute a waiver of notice of such meeting. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such, but the Executive Committee may vote the members of the Executive Committee a reasonable fee as compensation and also provide for reimbursement of expenses for attendance at meetings of such Committee.
(d)    Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.

Section 13. Action Without A Meeting.
(a)    Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.
(b)     Telephonic Meetings. Members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE III
OFFICERS
Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chair of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.
Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.
Section 4. Powers and Duties of the Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Section 5. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the primary executive officer of the corporation and, subject to the Board of Directors and the Chair of the Board, he or she shall have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chair of the Board and the Lead Director of the Board, he or she may preside at all meetings of the Board of Directors; he or she may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation; and he or she may sign all certificates for shares of capital stock of the corporation.
Section 6. Powers and Duties of the President. The President shall be the chief administrative officer of the corporation and, subject to the Board of Directors, the Chair of the Board and the Chief Executive Officer, he or she shall have general administrative charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; he or she may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation; and he or she may sign all certificates for shares of capital stock of the corporation.
Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the

President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.
Section 8. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his or her hands. When necessary or proper, for collection he or she may, on behalf of the corporation, endorse checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash account; he or she shall enter or cause to be entered regularly in the books of the corporation to be kept by him or her for the purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he or she shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.
Section 9. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.
Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the shareholders, in books provided for that purpose. He or she shall attend to the giving and serving of all notices; he or she shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it (when so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary); he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours; and he or she shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.
Section 11. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.
ARTICLE IV
INDEMNIFICATION
Section 1. Indemnification by the Corporation. Each director and officer of the corporation and any person who may have served at the request of the corporation as a director or officer of another corporation in which it owns shares or of which it is a creditor shall be indemnified by the corporation against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative, or other claim, action, suit, or proceeding, whether by or in the right of the corporation or otherwise, in which he or she may become involved or with which he or she may be threatened by reason of his or her being or having been a director or officer of the corporation or by reason of his or her serving or having served at the request of the corporation as a director or officer of another corporation as aforesaid, provided that, in connection with such matter, the said director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Costs and expenses indemnified shall include payments in settlement or in satisfaction of any judgment, fine or penalty.
The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or equivalent shall not, of itself, create a presumption that the director, officer, or representative did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that he or she had reasonable cause to believe his or her conduct was unlawful.
Section 2. Procedure. A determination of whether or not indemnification is proper under this Article IV shall be made (a) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (b) by a majority vote of a committee of the Board of Directors, if: (i) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (ii) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 2, or if a vote as set forth in subsection (a) or (b) cannot be obtained, then by special legal counsel selected by the Board of Directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.
Section 3. Scope of Indemnification. It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors or officers which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 2 hereof that such conduct was in good faith and reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, that there was not reasonable cause for belief that the conduct was unlawful.
Section 4. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation itself would have the power to indemnify him or her against such liability under law.
Section 5. Expenses. To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2 of this Article IV, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in this Article IV and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article IV.
Section 6. Severability. Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.
Section 7. Additional Indemnification. In furtherance of the provisions of this Article IV, it is the intent of the corporation that it indemnify any person entitled to indemnification under this Article IV, the Texas Business Corporation Act or other applicable law to the fullest extent that the corporation is permitted to grant indemnification to such person under the Texas Business Corporation Act or other applicable law, as the same exists or may hereafter be amended. The indemnification provided by this Article IV shall be in addition to, and should not be deemed exclusive of, any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8. Employee Benefit Plans.

(a)    In addition, and not in lieu of, any indemnity provided under the preceding sections of this Article IV, the corporation shall indemnify each director, officer or employee and each former director, officer or employee of the corporation against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding, whether by or in the right of the corporation or otherwise, in which he or she may become involved or with which he or she may be threatened with regard to any error or omission or breach of duty committed or alleged to have been committed in the discharge of his or her fiduciary duties, obligations or responsibilities with respect to any employee pension, deferred compensation, welfare benefit or other benefit plan, including specifically, but without limitation, plans covered under the Employee Retirement Income Security Act of 1974 (which plans are herein collectively called "employee benefit plan"), of the corporation or any other corporation in which it owns shares of capital stock, or of which it is a creditor (which entities are herein collectively called the "Company") provided, that in connection with such matter, the said director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The corporation shall be deemed to have requested a director, officer or employee of the corporation to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on or otherwise involves services by such person to such employee benefit plan or participants or beneficiaries thereof; excise taxes or taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress or the Internal Revenue Code of 1986 shall be deemed “fines”; and action taken or omitted by such a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to be for a purpose which is not opposed to the best interest of the Company.

Costs and expenses indemnified shall include payments in settlements or in satisfaction of any judgment, fine, penalty, excise tax or tax. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director, officer, or employee did not act in good faith.
(b)    Any indemnification provided for herein, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he or she had met the applicable standard of conduct set forth in Section 8(a) hereof. Such determination shall be made (a) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (b) by a majority vote of a committee of the Board of Directors, if: (i) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; and (ii) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 8(b), or if a vote as set forth in subsection (a) or (b) cannot be obtained, then by special legal counsel selected by the Board of Directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.
(c)    It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors, officers or employees which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 8(b) hereof that such conduct was in good faith.
(d)    The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (and "other enterprise" shall in this Section 8 be deemed to include an employee benefit plan), against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation itself would have the power to indemnify him or her against such liability under law.
(e)    To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8(b) of this Article IV, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in this Article IV and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article IV.
(f)    Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.
(g)    The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or performing such of his or her duties and shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.
ARTICLE V
CAPITAL STOCK
Section 1. Certificates of Shares. The shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Texas law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. The certificates shall be signed by the Chief Executive Officer, President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Texas, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s restated articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.
Section 2. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificated or uncertificated shares of the capital stock of the corporation.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by the Texas Business Corporation Act to be maintained in the State of Texas shall be the principal place of business of the corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.
Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.
Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.
Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (a) by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person thereto at his or her post office address, as it appears on the books of the corporation, (b) by transmitting to a facsimile number provided by the shareholder for the purpose of receiving notice, (c) by transmitting to an electronic mail address provided by the shareholder for the purpose of receiving notice, or (d) by posting on an electronic network and sending a message to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; and such notice shall be deemed to have been given on the day of such mailing, transmission or posting. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
Section 6. Securities of Other Corporation. The Chair of the Board, the Chief Executive Officer, the President or any Vice President of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
Section 7. Interested Directors and Officers. An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or her or their votes are counted for such purpose, if:
(a)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
(c)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
ARTICLE VII
AMENDMENTS
Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment is contained in the notice of the meeting.